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                                                                       Exhibit 6
(Sutherland Asbill & Brennan LLP]

                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 9 to the Registration Statement on Form S-6 for Zenith Executive 65, issued through the New England Variable Life Separate Account (File No. 33-64170). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: /s/ Kimberly J. Smith
                                            ---------------------------
                                            Kimberly J. Smith

Washington, D.C.
April 25, 2001